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                                     UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                                        FORM 8-A

                                   REGISTRATION STATEMENT
                                         Under
                                 THE SECURITIES ACT OF 1934

                                  TRIO-TECH INTERNATIONAL
                    (Exact name of registrant as specified in its charter)

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
         California                                              95-2086631
 (State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                                Identification No.)

                                  355 Parkside Drive
                           San Fernando, California 91340
                                    (818) 365-9200
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A. ( c ), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A. ( d ), check the following box. [_]

Securities Act registration statement file number to which this form relates:
___________________(if  applicable)


                   Securities registered pursuant to Section 12(b) of the Act:

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
                                                              NAME OF EACH EXCHANGE
    TITLE OF EACH CLASS TO BE SO REGISTERED               ON WHICH EACH CLASS IS TO BE
                                                                     REGISTERED
           Common Stock, no par value                       American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1. Description of Registrant's Securities to be Registered.

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
     2,744,396   issued and outstanding shares of its common stock, no par value
                 (including 8,000 shares held in the treasury); and for authority to add to the list, upon official notice of issuance:

       116,000 additional shares of its common stock upon exercise of stock options granted or to be granted by the Company pursuant to its 1988 Employee Stock Option Plan; plus

       300,000 additional shares of its common stock upon exercise of stock options granted or to be granted by the Company pursuant to its 1998 Employee Stock Option Plan; plus

       150,000 additional shares of its common stock upon exercise of stock options granted or to be granted by the Company pursuant to its 1998 Directors Stock Option Plan; plus

       432,100 additional shares of its common stock upon exercise of warrants in conjunction with its Private Placement (expiring November 7,
                 2000); plus

        52,500 additional shares of its common stock upon exercise of warrants in conjunction with its Professional Services Agreement with Spencer Trask (expiring February 1, 2002); plus

        30,000 additional shares of its common stock upon exercise of warrants in conjunction with its Professional Services Agreement with Paragon Capital Corporation (expiring September 30, 2002); plus

        75,000   additional shares of its common stock upon exercise of stock options granted or to be granted by the Company pursuant to its
                 Acquisition of Universal Systems; plus
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     3,899,996   shares of said common stock, the listing of which is herein
     =========   applied for (of a total authorized issue of 15,000,000 shares).
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ITEM 2. EXHIBITS.


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
         Number                             Description
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

           1 Annual Report on SEC Form 10-K for the fiscal year ended June 26, 1998 [Previously filed on September 28,1998]

           2 Annual Report to Shareholders for the fiscal year ended June 27, 1997**

           3           Proxy statement dated October 15, 1997**

           4           Articles of Incorporation as amended*

           5           By-law's as amended*

           6           Specimen Stock Certificate*

       * Filed previously as Exhibit 14 to Form 10-K on September 28, 1998 ** Filed previously on October 15, 1997
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SIGNATURES


  Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                          (Registrant) TRIO-TECH INTERNATIONAL

                          September 28, 1998


                          By/s/ A. Charles Wilson

                            A. Charles Wilson
                            Chairman of the Board